  As Filed With the Securities and Exchange Commission on September 24, 1998

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                      SANTA BARBARA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                       33-0403086
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


                 1200 North Harbor Boulevard, Anaheim, CA 92803
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

                            1998 STOCK INCENTIVE PLAN
                      1989 NON-QUALIFIED STOCK OPTION PLAN
                      1995 STOCK OPTION PLAN (TIMBER LODGE)
                           (Full titles of the plans)

                                 ---------------

                                M'Liss Jones Kane
                       Senior Vice President and Secretary
                      Santa Barbara Restaurant Group, Inc.
                 1200 North Harbor Boulevard, Anaheim, CA 92803
                     (Name and address of agent for service)
                                 (949) 491-6400
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             J. Michael Vaughn, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of Securities    Amount To Be         Offering           Aggregate         Amount of
To Be Registered       Registered(1)   Price Per Share(2)  Offering Price(2)  Registration Fee
-----------------------------------------------------------------------------------------------
   Common Stock     1,000,000 shares(3)      $4.978            $4,256,650        $1,255.71
   Common Stock       874,194 shares(4)      $8.33             $7,282,036        $2,148.20
   Common Stock       261,796 shares(5)      $3.79             $  992,207        $  292.70
                                                                                 ---------
         Total:                                                                  $3,696.61
===============================================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1998 Stock Incentive Plan (the "1998 Plan"), the 1989 Non-Qualified Stock Option Plan (the "1989 Plan"), and the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan was assumed by the Registrant on September 1, 1998 in connection with its acquisition of Timber Lodge Steakhouse, Inc.

(2) In accordance with Rule 457(h), and solely for purposes of calculating the filing fee, the aggregate offering price of (a) 550,000 shares issuable upon the exercise of outstanding options granted under the 1998 Plan, the 874,194 shares issuable upon the exercise of outstanding options granted under the 1989 Plan and the 261,796 shares issuable upon the exercise of outstanding options granted under the 1995 Plan are based upon the weighted average exercise price of such options, which are $4.978, $8.33 and $3.79, respectively, per share, and (b) the remaining 450,000 shares issuable under the 1998 Plan is estimated on the basis of the average of the bid and asked prices reported by the Nasdaq Stock Market for the Common Stock on September 18, 1995, which was $3.375 per share.

(3) Issuable pursuant to the 1998 Plan.

(4) Additional shares issuable pursuant to the 1989 Plan. 100,806 shares of Common Stock reserved for issuance under the 1989 Plan were registered on a Registration Statement on Form S-8 filed on May 16, 1994 (Registration No. 33-79042).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Santa Barbara Restaurant Group, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998;

        (c) The Company's Current Reports on Form 8-K dated February 19, 1998 and September 1, 1998; and

        (d) The description of the Registrant's common stock, par value $.08 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-79042) are incorporated herein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware Law.

         Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

       Number               Description
       ------               -----------

         4.1             1998 Stock Incentive Plan.

         4.2 1989 Non-Qualified Stock Option Plan, as amended to date.

         4.3             1995 Stock Option Plan of Timber Lodge Steakhouse, Inc.

         5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

        23.1 Consent of Grant Thornton LLP, independent auditors, with respect to the consolidated financial statements of the Registrant as of and for the years ended December 31, 1996 and 1997.

        23.2 Consent of Cacciamatta Accountancy Corporation, independent auditors, with respect to the consolidated financial statements of the Registrant as of and for the year ended December 31, 1995.

        23.3 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).


        24.1             Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 24th day of September, 1998.



                                           SANTA BARBARA RESTAURANT GROUP, INC.


                                           By: /s/ Andrew F. Puzder
                                              --------------------------------
                                              Andrew F. Puzder,
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Santa Barbara Restaurant Group, Inc., do hereby make, constitute and appoint William P. Foley, II, Andrew
F. Puzder and Frank P. Willey, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



          Signature                          Title                          Date
          ---------                          -----                          ----

  /s/ WILLIAM P. FOLEY, II
--------------------------------      Chairman of the Board           September 23, 1998
      William P. Foley, II


    /s/ ANDREW F. PUZDER             Chief Executive Officer
---------------------------------          and Director               September 23, 1998
        Andrew F. Puzder          (Principal Executive Officer)


     /s/ FRANK P. WILLEY
---------------------------------            Director                 September 23, 1998
         Frank P. Willey


    /s/ THEODORE ABAJIAN           Executive Vice President and
---------------------------------    Chief Financial Officer          September 23, 1998
        Theodore Abajian          Principal Financial Officer and
                                  Principal Accounting Officer)


   /s/ C. THOMAS THOMPSON
---------------------------------            Director                 September 23, 1998
       C. Thomas Thompson


   /s/ T. ANTHONY GREGORY
---------------------------------            Director                 September 23, 1998
       T. Anthony Gregory


---------------------------------            Director                 September __, 1998
        Bruce H. Haglund

                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
   4.1      1998 Stock Incentive Plan.

   4.2      1989 Non-Qualified Stock Option Plan, as amended to date.

   4.3      1995 Stock Option Plan of Timber Lodge Steakhouse, Inc.

   5.1      Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation

  23.1 Consent of Grant Thornton LLP, independent auditors, with respect to the consolidated financial statements of the Registrant as of and for the years ended December 31, 1996 and 1997.

  23.2 Consent of Cacciamatta Accountancy Corporation, independent auditors, with respect to the consolidated financial statements of the Registrant as of and for the year ended December 31, 1995.

  23.3 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

  24.1      Power of Attorney (included on the signature page).